AMENDMENT NO. 5            Exhibit 10.66
                               TO
                       WTD INDUSTRIES, INC.
                RETIREMENT SAVINGS PLAN AND TRUST
                       ADOPTED   12/28/94

     This Amendment No. 5 is made to the WTD Industries, Inc. Retirement Savings Plan and Trust, as amended (the "Plan"), which was originally effective May 1, 1989 and previously amended January 31, 1990, May 30, 1991, June 26, 1992 and April 30, 1993. All
terms defined in the Plan shall have the same meaning when used herein. All provisions of the Plan not amended by this Amendment No. 5 shall remain in full force and effect.

     This Amendment is subject to a determination by the Internal Revenue Service that the Plan, as amended by this Amendment, continues to meet the requirements of Section 401(a) and 401(k) of the Internal Revenue Code of 1986. If the Internal Revenue Service should deny such qualification on account of any provisions of this Amendment, then the portion of this Amendment that causes the denial of qualification shall be null and void.

     1. Effective May 1, 1989, Section 2.01.2(c) is amended to read as follows:

          "(c) Is a member, with an Employer, of an affiliated service group under section 414(m) or (o) of the Internal
     Revenue Code."

     2. Effective January 1, 1995, Section 3.01.4 is amended to read as follows:

          3.01.4    "Entry Dates" shall be as follows:

                    (a)  The initial Entry Date shall be June 1,
                    1989.

                    (b)  The first day of each calendar month,
                    starting with January 1, 1995, shall be an ongoing Entry Date.

     3.   Effective May 1, 1989, the last sentence of Section
     4.04.1 is amended to read as follows:

"For purposes of calculating this maximum for any five percent owner or highly compensated employee, as defined in Section 414(q) of the Internal Revenue Code and the Treasury regulations thereunder, who is in the group of ten employees paid the greatest compensation during the year, pursuant to Section 414(q)(6) of the Internal Revenue Code, the Compensation of a spouse or lineal descendant who has not attained age 19 before the close of the plan year shall be treated as if paid to the employee. If, for a plan year, the combined Compensation of such highly compensated employee and any family members who are participants entitled to an allocation for that plan year exceeds the foregoing Compensation limit, "Compensation" for each such participant means his or her adjusted Compensation. Adjusted Compensation is the amount that bears the same ratio to the Compensation limit as the affected participant's Compensation (without regard to the Compensation limit) bears to the combined Compensation of all the affected participants in the family unit."

     4. Effective August 1, 1992, Section 4.04 is amended to read as follows:

          "4.04.1 Compensation shall have the meanings described below for various purposes under the plan. For all purposes, the maximum Compensation counted for any participant for plan years beginning before January 1, 1994 shall be $200,000 plus any cost-of-living adjustment authorized by the Secretary of the Treasury. For plan years beginning on or after January 1, 1994, the maximum Compensation counted for any Participant shall be $150,000 plus any cost-of-living adjustment authorized by Section 401(a)(17)(B) of the Internal Revenue Code. For purposes of calculating this maximum for any five percent owner or highly compensated employee, as defined in
     Section 414(q) of the Internal Revenue Code and the Treasury regulations thereunder, who is in the group of ten employees paid the greatest compensation during the year, pursuant to
     Section 414(q)(6) of the Internal Revenue Code, the Compensation of a spouse or lineal descendant who has not attained age 19 before the close of the plan year shall be treated as if paid to the employee. If, for a plan year, the combined Compensation of such highly compensated employee and any family members who are participants entitled to an allocation for that plan year exceeds the foregoing Compensation limit, "Compensation" for each such participant means his or her adjusted Compensation. Adjusted Compensation is the amount that bears the same ratio to the Compensation limit as the affected participant's Compensation (without regard to the Compensation limit) bears to the combined Compensation of all the affected participants in the family unit."

          4.04.2 For Elective Contributions under 4.01, Matching Contributions under 4.02 and allocation of Discretionary Contributions under 4.03, Compensation means all wages for Federal income tax withholding purposes, as defined under
     Section 3401(a) of the Internal Revenue Code (for purposes of income tax withholding at the source), disregarding any rules limiting the remuneration included as wages based on the nature or location of the employment or the services performed. Compensation also includes all other payments to an employee in the course of the Employer's trade or business, for which the Employer must furnish the employee a written statement under Sections 6041(d) and 6051(a)(3) of the Internal Revenue Code; provided that amounts paid or reimbursed by the Employer for moving expenses incurred by an employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the employee under Section 217 of the Internal Revenue Code, are excluded. The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 generally satisfies this definition. Amounts excluded from taxable compensation because of elections under this plan or salary reduction elections under any Section 125 plan shall be included. In the plan year in which an employee becomes eligible, part-year compensation shall be counted from the Entry Date.

          4.04.3 For deductibility under 4.06 and the annual addition limit under 4.07, Compensation means Compensation as defined in 4.04.2 but excluding amounts excluded from taxable compensation because of elections under this plan or salary reduction elections under any Section 125 plan.

          4.04.4 For the ADP and CP tests under 4.05, Compensation shall be as described in 4.04.3, except the Committee may elect, on a consistent and uniform basis for all employees and all plans of the employer for the year, to include or exclude the participant's Elective Contributions and any amounts excluded from taxable income because of salary reduction elections under any Section 125 plan. Compensation for a part-year participant shall be counted from the participant's Entry Date.

     5. Effective May 1, 1989, Section 4.05.2(a) is amended to read as follows:

          "(a) 'Highly compensated employee' is defined in section 414(q) of the Internal Revenue Code and Treasury regulations issued thereunder."

     6. Effective January 1, 1993, Sections 4.07.4(a) and (b) are amended to read as follows:

          "(a) For plan years beginning on and after January 1, 1993, return any Elective Contributions (with related earnings), and forfeit any Matching Contribution attributable to such Elective Contributions, that contribute to the excess. Any such returned Elective Contributions shall be disregarded for purposes of 4.01.1 and 4.05.3 and any such forfeited Matching Contribution shall be disregarded for purposes of 4.05.3.

          (b) If an excess remains after returning Elective Contributions, reduce the participant's allocated share of Employer contributions and forfeitures to the extent necessary to meet the limit. Such amount shall be reallocated to other participants in the following year as a reduction in Employer contributions for that year."

     7.   Effective January 1, 1994, the following new Section
     6.03.4 is added to Section 6.03:

     "6.03.4 Distribution may not commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given unless

          "(a) the Committee clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
          (b) the participant, after receiving the notice, affirmatively elects a distribution."






Date Signed: ______12/28/94_____________


COMPANY:                              WTD INDUSTRIES, INC.



                                      By s/Bruce L. Engel
                                      ---------------------------
                                      Its Chief Executive Officer


TRUSTEE:                              PACIFIC NORTHWEST TRUST CO.



                                      By s/Sallie Olsen
                                      ---------------------------